Exhibit 3.67

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “WELLS REIT II – STERLING COMMERCE, LP”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2006, AT 7:14 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
4253025 8100	AUTHENTICATION:	7955044
100424849 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE:	04–26–10

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WELLS REIT II – STERLING COMMERCE, LP

The undersigned, in order to form Wells REIT II – Sterling Commerce, LP as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.	The name of the limited partnership is:

Wells REIT II – Sterling Commerce, LP

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.	The name and mailing address of each general partner is as follows:

Wells REIT II – Sterling Commerce, LLC
6200 The Corners Parkway
Norcross, Georgia 30092-3365

State of Delaware Secretary of State Division of Corporations Delivered 07:14 PM 11/15/2006 FILED 07:14 PM 11/15/2006 SRV 061049596 – 4253025 FILE

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of November 14, 2006.

Wells REIT II – Sterling Commerce, LLC, a Delaware limited liability company, its general partner

By:	Wells Operating Partnership II, L.P., a Delaware limited partnership, its sole member

	By:	Wells Real Estate Investment Trust II, Inc., a Maryland corporation, its general partner

By:	/s/ Randall D. Fretz
Its:	Senior Vice President